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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-1 (File No. 333-44491) of our report dated February 16, 1998, on our audits of the combined financial statements of Cavanaughs Hospitality Corporation, Barbieri Investment Company and Lincoln Building Limited Partnership. We also consent to the reference to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND L.L.P.

Spokane, Washington
February 26, 1998